JAMES R. LEONE, P.A.
                                 Attorney at Law
                                  P.O. Box 755
                         New Smyrna Beach, FL 32170-0755
                                  3188 Oak Lane
                               Edgewater FL 32132

                            Telephone (904) 478-1743
                               Fax (904) 478-1744
                              Mobile (407) 701-8550

                           E-mail: jleone@magicnet.net

                                 October 6, 2000

By Federal Express To:

_____________________________________

        RE:    Stock Cancellation Notice by
               FDN, Inc.

Dear Sir or Madam:

1. YOUR STOCK HAS BEEN RESCINDED (CANCELLED) AND TRANSFER HAS BEEN STOPPED. FDN, Inc. (a Colorado Corporation) has authorized me to notify you that your holdings of its common stock shown above, near your name, and of all predecessors' stock, have been rescinded and cancelled on the stock books, effective as of September 29, 2000. Further, a stop transfer order has been issued to the Transfer Agent as to such cancelled shares. FDN, Inc. has made such rescission on its own behalf, and as a successor in interest to Fon Digital Network, Inc. (a Florida corporation), and/or Ultrafit Centers, Inc. (a Colorado corporation) and/or Mercury Capital, Inc.

2. YOU MUST RETURN YOUR STOCK CERTIFICATES (OR SALES PROCEEDS), AND YOU MAY PAY FDN ATTORNEYS FEES AND TRIPLE PUNITIVE DAMAGES IF FDN SUES YOU. This letter is to notify you that because your stock is hereby rescinded effective as of the date of issuance, you are required to return to FDN, Inc. your share certificate(s) or the proceeds from any sale of same. You also may be liable for FDN, Inc.'s attorney's fees and expenses in the event that you fail to return your certificates (or a Lost Certificate Affidavit with a surety bond) or if you choose to contest this rescission and FDN, Inc. successfully sues you for a Declaratory Judgment that such shares are properly rescinded and/or for damages and other remedies awardable to FDN, Inc. If FDN, Inc. has grounds for a Civil Theft, fraud, RICO, or similar claim, triple punitive damages may be requested.

3. YOU CAN AVOID THE LAWSUIT BY ACCEPTING THIS RESCISSION. However you may avoid such lawsuit by signing the enclosed Rescission Response Form (ENCLOSURE 3A) acknowledging that the shares have been properly rescinded and agreeing to return the certificates (or file a Lost Certificate Affidavit). THE ENCLOSED RESCISSION RESPONSE FORM MUST BE RECEIVED BY FDN, INC. OR ME BY FAX OR OTHERWISE BY OCTOBER 16, 2000, WHICH IS TEN (10) CALENDAR DAYS AFTER THE DATE OF THIS STOCK CANCELLATION (RESCISSION) NOTICE.

4. STATE ANY REASONS YOU SHOULD KEEP YOUR STOCK. If you disagree that this Rescission Notice is correct as to the number of shares or any other important fact, please state on the enclosed Form the reasons you are unsure whether, or do not believe, the shares should be rescinded. If you state good reasons supporting lawful retention of your stock, you will not be sued or you will be dismissed. If you do not either consent to this Rescission or give persuasive reasons, then you will be sued in order to obtain a judicial Declaratory Judgment, which is a confirmation of FDN, Inc.'s right to rescission of your stock, plus (if awarded) attorneys fees and triple punitive and/or compensatory damages, and possibly injunctive court orders and other equitable remedies.

5.      REASONS FOR RESCISSION (CANCELLATION).

      5A. Your shares (which could be generally referred to as "watered stock") are rescinded for one or more of the following reasons:

            5A(1) Lack of or inadequate consideration (insufficient value paid for the stock)

            5A(2) Waste of corporate assets, Civil Theft, RICO violations, and/or breach of other fiduciary duties, including good faith fair dealing. (These normally also would involve category 1, and also may involve other wrongful acts or omissions by anyone legally construed to be or to act as an officer, director, controlling person, underwriter or other agent of the issuer or other seller involved in the sale.)

            5A(3) General Fraud or state and federal Securities Fraud (nondisclosure of material facts, or the making of known untrue statements in order to promote the sale or purchase of the shares).

            5A(4) Unjust enrichment by cumulative confiscatory dilution of the stock interests of paying subscribers.

      5B. In addition, persons who were or may be legally construed as former officers, directors, controlling persons, underwriters, or other agents of FDN, Inc. and its predecessors, are having their shares rescinded as part of FDN's claims against them for breaching their fiduciary duties by participating in or failing to stop the wrongful issuance of shares of FDN, Inc. or a predecessor based upon the criteria set forth above or otherwise. Such acts or omissions have harmed FDN, Inc. and created potential liabilities by it and by such persons, to other shareholders who paid for their stock.

6. NEW BOARD OF DIRECTORS SEEKS BETTER STOCK PRICE BY FAIR TREATMENT OF SHAREHOLDERS WHO PAID FOR THEIR STOCK. This rescission was authorized at the September 29, 2000 FDN, Inc. Board of Directors Meeting. This action, plus the lawsuit to obtain a Declaratory Judgment to confirm each shareholder's rescission, if not consented to and to seek damages or other remedies, are part of the new Board's mandate from the shareholders to reform FDN, Inc.'s business in general, and its share distribution in particular, in order to serve the best interests of the Company and all its shareholders. In order to achieve this, it is necessary to restrict the ownership of the Company to those persons who have paid for their stock with cash, or with goods or services that were lawfully approved by the Board of Directors. This is expected to strengthen the stock price ultimately by reducing sales of "free stock" and by reducing the number of shares to be divided into any earnings (boosting any earnings per share).

7. NUMBER OF SHARES RESCINDED. The shares hereby rescinded total approximately 40,274,684 out of the previously outstanding 48,319,709 shares, or an 83% reduction of shares.

8. STATUTORY BASIS FOR RESCISSION. This rescission action is being taken pursuant to the provisions of the federal Securities Act of 1933, the Securities Exchange Act of 1934, the Florida Statutes and the Colorado Revised Statutes, and other applicable laws, which require that stock sales be registered if not exempt, and that sales not be made by fraudulent omissions or misrepresentations, and that legal consideration be fully paid for the issuance of stock. In addition, caselaw made by the courts has established that stock cannot be given away by a corporation without either adequate consideration or the consent of the shareholders who may be financially harmed, which consent would be implied if the corporation had planned for such issuance and it was disclosed to them prior to their purchase of stock.

9. FAX OR MAIL RESCISSION RESPONSE FORM TODAY TO FDN, INC. OR ME. Accordingly, fax today to FDN, Inc. at (407) 702-2001, and to me at (904) 478-1744, the enclosed Rescission Response Form, or mail it back to FDN, Inc. today in the enclosed self addressed stamped envelope, to 2290 Lee Road, Winter Park FL 32789. Please DO NOT CALL FDN, INC., but you may fax any written questions to FDN, Inc. at (407) 702-2001.

10. FAX OR MAIL ME YOUR GENERAL LEGAL QUESTIONS; YOUR ATTORNEY CAN WRITE OR CALL. If you have any question of a general legal nature, please put it in writing and forward it to me at my fax number, (904) 478-1744. I cannot give you legal advice, only information of a general legal nature. If you have an attorney, he or she may call me at (904) 478-1743. Please also fax me at (904) 478-1744) a copy of your completed Rescission Response Form, or you may mail a copy of it to the above address, when sending the original to FDN, Inc. Thank You!

                                                   Yours Very Truly,

                                                   JAMES R. LEONE

ENCLOSURES

3A      Rescission Response Form w/SASE